Exhibit 99.1

News Release

2 North Riverside Plaza, Suite 1300 • Chicago IL 60606 • 800-458-2235 • www.FreightCarAmerica.com

For release: October 9, 2012                            Contact: Joe McNeely, FreightCar America, 800-458-2235

FreightCar America, Inc. Appoints Andrew B. Schmitt to its Board of Directors

Chicago, IL, October 9, 2012 -- FreightCar America, Inc. (NASDAQ: RAIL) announced today that Andrew B. Schmitt has been appointed to the Company’s Board of Directors, effective October 8, 2012. The addition of Mr. Schmitt brings the total number of directors to eight.

Mr. Schmitt served as the Chief Executive Officer of Layne Christensen Company, which provides water management, construction and drilling services and related products to water, mineral and energy markets, from October 1993 to January 2012, and as President of that company from October 1993 to September 2011. From October 1993 until June 2012, he also served as a director of Layne Christensen. Since September 2003, Mr. Schmitt has been a director of Euronet Worldwide Inc., which provides payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and consumers, and currently serves on that board’s audit, compensation and nominating and corporate governance committees. Prior to his service at Layne Christensen, Mr. Schmitt was a Division President for Baker Hughes and NL Industries Inc. as well as General Manager and Controller for Dorsey Corp. and Hoover Universal. Mr. Schmitt holds a Bachelor of Science degree from the University of Alabama School of Commerce and Business.

Tom Fitzpatrick, Chairman of the Board of Directors for FreightCar America, said, “Andy has a strong track record of success leading complex global organizations and delivering organic and acquisitive growth. Given his background, we are very pleased he has agreed to join our Board of Directors. We look forward to drawing on the depth of his knowledge and business acumen and believe he will be a valuable contributor to FreightCar America’s future success.”

Mr. Schmitt will stand for election at FreightCar America’s 2013 annual meeting of shareholders.

*        *        *         *        *

FreightCar America, Inc. manufactures railroad freight cars, supplies railcar parts, leases freight cars through its JAIX Leasing Company subsidiary and provides railcar maintenance, repairs and management through its FreightCar Rail Services, LLC subsidiary. FreightCar America designs and builds coal cars, bulk commodity cars, flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has facilities in the following locations: Clinton, Indiana, Danville, Illinois, Lakewood, Colorado, Grand Island, Nebraska, Hastings, Nebraska, Johnstown, Pennsylvania, and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

# # #

2